EXHIBIT 99.1

uBid.com Holdings, Inc. Announces President and CEO Departure

Robert H. Tomlinson, Jr. plans to leave December 2007

Chicago, IL, March 29, 2007 - uBid.com Holdings, Inc. (OTCBB: UBHI) whose uBid, Inc. subsidiary is one of the leading business-to-consumer and business-to-business online marketplaces in the U.S., announced today that Robert H. Tomlinson, Jr. plans to step down as uBid.com Holdings, Inc’s (“uBid’s”) President and Chief Executive Officer. On March 26, 2007, Mr. Tomlinson informed the Board of Directors of the Company that he will not be renewing his employment agreement that terminates on December 29, 2007. Having led uBid through its transformation over the past five years, Mr. Tomlinson plans to move back to New Jersey where his family still resides. During the five years under Mr. Tomlinson’s leadership, uBid has refined its business model and strategy resulting in a merger and private offering in December 2005 creating the publicly traded company.

Mr. Tomlinson has agreed to remain in his current position until a new CEO has been selected, at which time, he will then serve uBid in an advisory role during the transition through December 31, 2007.

“On behalf of uBid’s employees, customers and shareholders, I want to thank Bob for his many contributions to the organization,” said Steve Sjoblad, Chairman of Board of Directors of uBid.com Holdings. “We regret that Bob has decided to leave uBid but certainly understand his desire to spend more time with his family. Bob’s leadership, energy and relentless focus on improving the company's operations have helped us execute on our commitments, enabling us to achieve increased customer satisfaction and improved financial performance.”

Mary Jeffries, President and Chief Operating Officer of Petters Group worldwide and a recently appointed member on uBid’s Board of Directors, will lead a succession committee of the Board and plans to be actively involved in the search for a new Chief Executive Officer of uBid.

The Company plans to continue with its previously announced strategic initiatives for fiscal year 2007. Mr. Tomlinson’s decision to not renew his contract is not related to a disagreement with the Board and there is no matter relating to his pending resignation that will need to be brought to the attention of the shareholders of the Company.

About uBid.com Holdings, Inc.
uBid.com Holdings, Inc. and subsidiaries (the “Company”) operate a leading on-line business- to-consumer and business-to-business marketplace that enables itself, certified merchants, manufacturers, retailers, distributors and small businesses to offer high quality excess, new, overstock, close-out, refurbished and limited supply brand name merchandise to consumer and business customers primarily located in the United States. Through the Company’s website, located at www.ubid.com, the Company offers merchandise across a wide range of product categories including but not limited to computer products, consumer electronics, apparel, housewares, watches, jewelry, travel, sporting goods, home improvement products and collectibles. The Company’s marketplace employs a combination of auction style and fixed price formats. uBid.com Holdings, Inc. is publicly traded on the NASD OTC bulletin board (UBHI).

SEC Filings and Forward-Looking Statements
Additional information about uBid.com Holdings, Inc. is available in the company's annual report on Form 10- K as amended, filed with the Securities and Exchange Commission. Certain statements made in this release are forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of uBid.com Holdings, Inc. and the industries and markets in which uBid.com Holdings, Inc. operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect the forward looking statement identified above and uBid.com Holdings, Inc.'s business, financial condition and operating results generally include the effects of adverse changes in the economy, reductions in consumer spending, declines in the financial markets and the industries in which uBid.com Holdings, Inc. and its partners operate, adverse changes affecting the Internet and e-commerce, the ability of uBid.com Holdings, Inc. to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment or extension of its relationships with strategic partners, the ability of uBid.com Holdings, Inc. to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of uBid.com Holdings, Inc. to attract and retain qualified personnel, the ability of uBid.com Holdings, Inc. to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. uBid.com Holdings, Inc. expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by uBid.com Holdings, Inc.

Contact:
Miguel Martinez
uBid.com Holdings, Inc.
Tel: 773-272-5000